Exhibit 10.12.4

US LEC Corp.

NON-QUALIFIED STOCK OPTION AGREEMENT

THIS NON-QUALIFIED STOCK OPTION AGREEMENT (“Option Agreement”), dated the              day of             , 2006, is issued under and subject to the provisions of the US LEC Corp. 1998 Omnibus Stock Plan as amended (the “Plan”), and is between US LEC Corp., a Delaware corporation (the “Company”), and the undersigned employee of the Company or a Subsidiary (the “Optionee”):

1. Grant of Option. The Company hereby grants to the Optionee, upon and subject to the terms and conditions of the Plan, an option to purchase a total of {xx,xxx} shares of Class A Common Stock of the Company (the “Shares”) at an exercise price of ${xx.xx} per share (the “Option”). The Option is intended to be a non-qualified stock option — that is, it is not an incentive stock option described in section 422 of the Internal Revenue Code (the “Code”) — and this Option Agreement shall be construed to implement that intent.

2. Vesting of Option. Subject to such limitations and restrictions as are provided in the Plan and this Option Agreement, the Option shall vest and become exercisable as to the number of shares set forth opposite the respective vesting dates as set forth on Exhibit A attached hereto and incorporated by reference hereby, provided that the Optionee shall be entitled to cumulate the vested shares and to exercise the same, in whole or in part, after it vests and becomes exercisable, at any time prior to the expiration or termination of the term hereof. Notwithstanding the foregoing, if the Optionee dies while still employed by the Company, the Option shall become fully vested and exercisable in full.

3. Expiration. Subject to the possibility of earlier termination as provided hereafter, all of the Optionee’s rights under this Option Agreement in any event shall expire ten (10) years from the date hereof.

4. Rights upon Retirement. If the Optionee’s employment with the Company or a Subsidiary terminates because of his or her Retirement, and as of such date the Optionee has not exercised this Option as to all of the Shares, the Option may be exercised by the Optionee, to the extent vested under Section 2 as of the date of Retirement, with respect to the vested unpurchased Shares for a period of thirty (30) days from the date of the Optionee’s Retirement. Thereafter, to the extent not exercised, all rights of the Optionee under this Option (other than the Optionee’s right to Shares theretofore purchased under the Option) shall terminate and become null and void immediately.

5. Rights upon Death or Disability. If an Optionee ceases to be employed by the Company or a Subsidiary because of Optionee’s death or Disability and as of the date of such death or Disability the Optionee has not exercised this Option as to all of the Shares, then the Option may be exercised with respect to the unpurchased Shares, provided that the period during which the Option may be so exercised shall expire ninety (90) days from the date of the Optionee’s Disability, if employment ceases on account of Optionee’s Disability, and ninety (90) days from the date of the Optionee’s death, if employment ceases on account of Optionee’s death, and, in the case of Disability, the Option may be so exercised only as to the Shares vested under Section 2 as of the date of Disability. Thereafter, to the extent not exercised, all rights of the Optionee under this Option (other than the Optionee’s right to Shares theretofore purchased under the Option) shall terminate and become null and void immediately. The Option of a deceased Optionee may be exercised by the Optionee’s estate or a person who acquired the right to exercise the Option by bequest or inheritance. The Option of a disabled Optionee may be exercised by a person who acquired the right to exercise the Option by an effective power of attorney or is otherwise authorized to act on behalf of the Optionee.

6. Rights upon Termination of Employment. If an Optionee’s employment by the Company or a Subsidiary is terminated for any reason (by the Company or a Subsidiary whether with or without cause or by resignation by the Optionee) other than by death, Retirement, or Disability, and as of such date the Optionee has not exercised this Option as to all of the Shares, the Option may be exercised by the Optionee, to the extent vested under Section 2 as of the date of termination of employment, with respect to the vested unpurchased Shares for a period of thirty (30) days from the date of the Optionee’s termination of employment. Thereafter, to the extent not exercised, all rights of the Optionee under this Option (other than the Optionee’s right to Shares theretofore purchased under the Option) shall terminate and become null and void immediately.

7. Method of Exercise. The Option shall be exercised by the tender of cash, or, at the discretion of the Committee, by delivery of shares of Common Stock already owned by Optionee or a combination of cash or such shares of Common Stock, or through such other means that the Committee determines are acceptable under the terms of the Plan pursuant to the provisions of Sections 3.2(f) and (g) of the Plan, and delivery to the Committee or Company at its principal place of business of a written notice of exercise, at least five (5) days prior to the date of exercise. The written notice must:

(a) State the election to exercise the Option, the number of whole Shares with respect to which the Option is being exercised (which may not be less than one hundred (100) Shares, unless the number being exercised is the balance of the number of Shares that may be exercised under the Option), the method of exercise elected by the Optionee, and the name, address, and social security number of the person in whose name the stock certificate or certificates for such Shares is to be registered;

(b) contain any such representation and agreements as to Optionee’s investment intent with respect to such Shares as shall be required by the Committee;

(c) be signed by the person entitled to exercise the Option, and if the Option is being exercised by any person or persons other than the Optionee, be accompanied by proof, satisfactory to the Committee, of the right of such person or persons to exercise the Option; and

(d) be delivered by hand or by registered or certified mail, postage pre-paid, return receipt requested, to the Company’s headquarters or to such other location as may be specified in writing by the Company or Committee from time to time.

Within ten (10) days after the Company or Committee receives such notice in a form satisfactory to the Committee and the acceptance of payment, the Company shall deliver to the Optionee a certificate representing the Shares purchased hereunder.

8. Non-Assignability. Except as permitted in section 424(c) of the Code, the Option may not be transferred, assigned, pledged, hypothecated, or otherwise encumbered in any way or be subject to execution, attachment, or similar process. Upon any attempt to so transfer, assign, pledge, hypothecate, or encumber an Option, or upon the levy, by reason of any attachment, or similar process, of any Option contrary to the provisions hereof, such Option shall become null and void. The Committee, in its discretion, may subsequently re-grant to the former Optionee any Option, in whole or in part, which became null and void pursuant to the provisions of this Section 8. If the Option is transferred as permitted by section 424(c) of the Code, the provisions of the Plan, including, but not limited to, the restrictions on transferability, shall apply to the Optionee’s successor, including the executor, administrator, or trustee of his or her estate. Notwithstanding any permitted transfer during the Optionee’s lifetime, during an Optionee’s lifetime the Option may be exercised only by him or her, or by his or her guardian or legal representative.

9. Subject to Plan and Laws. The Option shall be subject to the limitations and restrictions as provided in the Plan, including, but not limited to, the provisions regarding (a) the Optionee’s not being entitled to the privileges of stock ownership of any Shares subject to the Option until payment therefor has been made in full as provided in the Option and in the Plan and (b) compliance with applicable tax withholding requirements. Unless otherwise defined herein, each capitalized term in this Option Agreement shall have the meaning set forth in the Plan. An Option may be exercised and certificates for Shares may be delivered hereunder only in compliance with all applicable federal and state laws and regulations. Any Share certificate issued to evidence Shares for which the Option is exercised may bear legends and statements the Committee deems advisable to assure compliance with federal and state laws and regulations and this Option Agreement.

10. Competition. In consideration for receipt of the Option, the Optionee agrees that, during the Optionee’s employment with the Company or a Subsidiary and for a period of twelve (12) months following termination of that employment, whether by the Optionee or the Company (or a Subsidiary) for any reason (with or without notice or cause), Optionee will not do any of the following:

(a) Non-solicitation. The Optionee will not, directly or indirectly, for him/herself or on behalf of any other person, firm, partnership or corporation, throughout the Restricted Territory (i) call upon any customer of the Company or any Subsidiary, directly or indirectly through an agent, for the purpose of soliciting or providing to such customer any products or services which are the same as or similar to those provided to customers by the Company or any Subsidiary. ( During the Optionee’s employment with the Company or any Subsidiary, “customer” shall include any then-customer of the Company or any Subsidiary; following termination of the Optionee’s employment with the Company or any Subsidiary, “customer” shall include not only any entity which was a customer of the Company and any Subsidiary both prior to and after such termination of employment but also any customer of the Company or any Subsidiary which was contacted or solicited by the Company or any Subsidiary within the 12-month period prior to termination of the Optionee’s employment with the Company or any Subsidiary); (ii) request, induce, or attempt to influence any customer of the Company or a Subsidiary to limit, curtail, cancel or terminate ay business it transacts with, or product its receives from, the Company or Subsidiary; (iii) request, induce, or attempt to influence any vendor of the Company or of any Subsidiary, to limit, curtail, cancel or terminate any business it transacts with the Company or a Subsidiary; (iv) request, induce or attempt to induce any prospective customer of the company or of any Subsidiary to terminate any business negotiations it is having with the Company or a Subsidiary or to otherwise not do business with Company or the Subsidiary; or (v) request, induce or solicit any customer or prospective customer to purchase products or services from an entity other than Company or any Subsidiary which are the same or closely similar to those offered to the Customer by Company or the Subsidiary.

(b) Antipiracy. The Optionee will not, for him/herself or on behalf of any other person, firm, partnership or corporation, directly or indirectly, seek to persuade any director, officer, employee or agent of the Company or any Subsidiary to discontinue that individual’s status or employment or agency relationship with the Company or any Subsidiary in order to become employed in any activity similar to or competitive with the business of the Company or any Subsidiary, nor will the Optionee solicit or retain any such person for such purpose.

(c) Noncompetition. The Optionee will not within the Restricted Territory, directly or indirectly, alone or as an employee, independent contractor of any type, partner, officer, director, creditor, substantial (i.e., 5% or greater) stockholder, equity holder, or holder of any option or right to become a substantial stockholder or equity holder in any entity or organization:

(i) engage in the sale, distribution, marketing, or provision of telecommunications products or services in competition with the Company or any Subsidiary with whom Optionee was employed; or

(ii) provide for any competitor of the Company or any Subsidiary with whom Optionee was employed services of the type that Optionee engaged in as an employee of the Company or any Subsidiary; or

(iii) assist financially or give advice, directly or indirectly, to any person, corporation or business entity of any kind (other than the Company or any Subsidiary) which is engaged in business pertaining to the sale, distribution, marketing, or provision of telecommunications products or services in competition with the Company or any Subsidiary with whom the Optionee was employed; provided, however, that nothing contained in this Section shall prevent the Optionee from investing in corporate securities which are traded on a recognized stock exchange.

(d) The term “Restricted Territory” shall mean (i) a fifty (50) mile radius of (A) the office(s) of which the Optionee worked while employed by the Company or any Subsidiary or (B) any and all cities and counties/parishes in which customers of the Company or any Subsidiary are located; or (C) any and all cities and counties/parishes in which prospective customer of the Company or any Subsidiary are located; a (ii) any and all states in the United States in which Optionee conducted business, provided services, or solicited or communicated with customers or prospective customers as an employee of Company or any Subsidiary; and (iii) the states of Alabama, Delaware, Florida, Georgia, Illinois, Kentucky, Louisiana, Maryland, Mississippi, New Jersey, New York, North Carolina, Pennsylvania, South Carolina, Tennessee, and Virginia and the District of Columbia.

Optionee understands and acknowledges that the Company and its Subsidiaries compete in the business of telecommunications services and products through the Restricted Territory and that the restrictions contained in this Section 10 are reasonable and necessary for the protection of the Company’s and its Subsidiaries’ legitimate business interests. If, however, a court of law finds the definition in any romanette (i) through (iii) unreasonable with respect to one or more of subsections (a) through (c) of this Section 10, then the definition contained in the romanette(s) that the court finds unreasonable shall not apply as to the specific subsection but the definition in the remaining romanettes which the court finds reasonable shall apply.

11. Trade Secrets. Optionee acknowledges that as an employee of Company or a Subsidiary, he/she will from time to time come into contact with and have access to confidential, trade secret and proprietary information of the Company, its Subsidiaries and its or their customer(s) or vendor(s). In further consideration for receipt of the Option, the Optionee agrees that, except as may be required by law or by the Optionee’s employment with the Company or a Subsidiary, the Optionee, without first obtaining the express written consent of the Company or Subsidiary, will not at any time or in any manner, directly or indirectly, divulge, disclose or communicate to any person, firm, corporation, organization or entity any information concerning matters affecting or relating to the services, marketing, contractual relationships, long range plans, products, processes, inventions, discoveries, devices or other business of the Company, its Subsidiaries, or of its or their customers. The Optionee will likewise hold inviolate and keep secret all knowledge or information acquired by the Optionee concerning the names of the Company’s or Subsidiaries’ customers, their addresses, or the prices the Company or Subsidiaries obtain or have obtained from them for goods or services, or all knowledge or information acquired by the Optionee concerning the products, services, strategies, business plans, formulae, processes, methods of operation and all other trade secrets of such customers. In addition, the Optionee will make no disclosure, directly or indirectly, of any financial information, contractual relationships, policies, past or contemplated future actions or policies of the Company or any Subsidiary, personnel matters, marketing or sales data, technical data or specifications and written or oral communications of any sort of the Company or any Subsidiary or any of its or their customers which have not previously been disclosed to the general public with the Company’s or Subsidiary’s consent or without first obtaining the consent of the Company or Subsidiary for such disclosure. Upon termination of the Optionee’s employment with the Company or a Subsidiary, the Optionee or the Optionee’s representatives shall immediately deliver to the Company all notes, notebooks, letters, papers, drawings, memos, communications, blueprints or other writings or data relating to the business of the Company or any Subsidiary or its or their customers.

12. Enforcement. If the Optionee violates Section 10 or 11, all of the Optionee’s rights under this Option shall terminate and become null and void immediately. In addition, the Company and any Subsidiary shall be entitled, on account of the breach, to all other available remedies therefor at law or in equity, including injunctive relief. The terms of, and Optionee’s obligations under, Sections 10 and 11 of this Option Agreement shall survive termination or expiration of this Agreement and will survive termination or expiration of Optionee’s rights under this Agreement.

13. Binding Effect. This Agreement shall be binding upon the heirs, executors, administrators, and successors of the parties hereto.

14. Applicable Law. This Option Agreement is last signed in North Carolina and shall be construed under and the relationship between the parties determined in accordance with the laws of the State of North Carolina applicable to contracts made and to be performed in the State of North Carolina.

15. Miscellaneous. The unenforceability or invalidity of any provision of this Option Agreement shall not affect the enforceability or validity of any other provision. The parties may sign separate copies of this Option Agreement which, taken together, will be deemed to constitute a valid agreement.

This Option Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

This Option Agreement contains the final, complete and exclusive statement of the agreement between the parties with respect to the transactions contemplated herein and all prior written agreements and all prior and contemporaneous oral agreements with respect to the subject matter hereof are merged herein. This Option Agreement may not be amended, supplemented or modified (or any right or power granted hereunder waived) except by a written instrument signed by the parties hereto (or in the case of a waiver, signed by the party to be bound thereby); provided, however, the Company reserves the right to amend the Agreement, pursuant to the Plan, provided that the amendment does not impair any rights that the Optionee has under this Agreement.

Any provision of this Option Agreement (including, but not limited to, any subsection of Section 10 or any subprovision of any such subsection) which is invalid, prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, prohibition, or unenforceability without invalidating the remaining provisions hereof, and any such invalidity, prohibition or unenforceability in any such jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Such invalid, prohibited or unenforceable provision shall be replaced by another provision coming nearest to the commercial intent of such replaced provision, but, however, being not invalid, prohibited or unenforceable itself.

IN WITNESS WHEREOF, the parties hereto have executed this Option Agreement effective as of the day and year first above written.

US LEC Corp.

By:
Aaron D. Cowell, Jr.
President and Chief Executive Officer

WITNESS:	OPTIONEE:

By:	By:

Printed Name:	Printed Name: Fred A. Mannara